united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2017

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA BANK PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 13, 2017, Astoria Financial Corporation (“Astoria” or the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). A total of 101,725,639 shares of the Company’s common stock were entitled to vote as of April 28, 2017, the record date for the Special Meeting, of which a quorum of 82,094,322 were present in person or by proxy at the Special Meeting. The following is a summary of the final voting results for each matter presented to stockholders.

PROPOSAL 1. To adopt the Agreement and Plan of Merger, dated as of March 6, 2017, by and between Astoria and Sterling Bancorp. (the “Astoria merger proposal”).

For	Against	Abstentions
79,380,948	938,923	1,774,451

PROPOSAL 2. To approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Astoria may receive in connection with the Astoria merger proposal pursuant to existing agreements or arrangements with Astoria.

For	Against	Abstentions
17,106,875	62,842,558	2,144,889

PROPOSAL 3. To approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Astoria merger proposal.

For	Against	Abstentions
73,500,569	6,715,762	1,877,991

Item 8.01. Other Events.

On June 13, 2017, Astoria and Sterling Bancorp issued a joint press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhib.	Description
99.1	Press Release issued by Astoria and Sterling Bancorp dated June 13, 2017 signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Theodore S. Ayvas
Theodore S. Ayvas
Vice President and
Director of Investor Relations

Dated: June 14, 2017

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